UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)

(423) 755-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On September 29, 2003, UnumProvident Corporation issued a press release reporting that the Board of Directors has appointed Thomas R. Watjen as President and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1         Press release of UnumProvident Corporation dated September 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2003.	UnumProvident Corporation (Registrant) By: /s/ F. Dean Copeland F. Dean Copeland Senior Executive Vice President, General Counsel and Chief Administrative Officer

INDEX TO EXHIBITS

EXHIBIT
99.1	UnumProvident Corporation press release dated September 29, 2003.